PROMISSORY NOTE

THIS PROMISSORY NOTE IS (A) SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT BETWEEN HANIFEN IMHOFF MEZZANINE FUND, L.P. AND PAUL T. SIEMANN DATED MARCH 24, 1998 AND (B) SUBORDINATE TO THE $2,900,000 NOTE ENTERED INTO BETWEEN SIEMANN EDUCATIONAL SYSTEMS, INC. AND HANIFEN IMHOFF MEZZANINE FUND, L.P. ("Hanifen Note").


$2,000,000                                                        March 24, 1998


     FOR VALUE RECEIVED, the undersigned, Siemann Educational Systems, Inc., a Colorado Corporation ("Maker"), promises to pay to the order of Paul T. Siemann ("Payee") at 405 S. Platte River Drive, Suite 3A, Denver, Colorado 80223, or such other place as Payee may from time to time designate by notice in writing, so much of the principal sum of Two Million Dollars ($2,000,000) as shall be from time to time outstanding (the "Loan") in accordance with the terms hereof.

     1. Maker agrees to pay interest on so much of the outstanding principal amount of the Loan as shall be outstanding from time to time, at an annual interest rate of twelve percent (12%). Interest computed for each month shall be computed on the basis of a 365/366 day year, as the case may be.

     2. Maker shall pay in arrears to Payee interest each month. All outstanding principal and interest shall be due and payable on March 25, 2003; provided, however, that no principal shall be due and payable prior to one day following the date the Hanifen Note has been indefeasibly paid in full to Hanifen Imhoff Mezzanine Fund, L.P. ("HIMF") in cash or cash equivalents; provided, further, that no principal or interest shall be payable if Maker is in default under the Hanifen Note.

     3. Maker reserves the right to prepay all or any part of the principal and interest owning on this Note at any time or times prior to maturity without notice or payment of prepayment penalty. A prepayment shall not delay the time for, or change the amount of, the next scheduled payment(s) (if any). Any prepayment shall first require the written approval of HIMF so long as any amounts are outstanding on the Hanifen Note. HIMF may in its sole discretion refuse to grant approval for such prepayment.

     4. Each payment shall be applied: FIRST, to the payment of interest and any late charge or charges payable hereunder; SECOND, to the principal hereof. The principal balance so adjusted shall be the basis for future computation of interest.

     5. Upon the happening of any of the following events, at the option of Payee, all amounts then unpaid under this Note shall bear interest for the period beginning with the date of the happening of such event at a default rate of eighteen percent (18%) per annum compounded monthly, and in addition, Payee may, at his option, declare due and payable the entire unpaid principal sum hereunder, together with all interest thereon, plus any other sums payable at the time of such declaration pursuant to this Note. Such events of default are the following. No default shall be acted upon by Payee without the prior written approval of HIMF so long as any amounts are outstanding on the Hanifen Note. HIMF may in its sole discretion refuse to grant approval for such action.

          (a) The failure of Maker to make payment required under this Note within five (5) days after notice of such failure is sent by Payee;

          (b) If Maker shall default in the performance of any other term, covenant, condition, or obligation contained in this Note, and Maker shall not have begun or continue diligently to attempt to cure such default within fifteen
(15) days (or such default have been cured within sixty (60) days) after notice shall have been given to the Maker by Payee specifying such default and requiring such default to be cured; provided that the cure period in this item
(b) does not apply to any other events described in this Section 7;

          (c) If any representation or warranty of Maker contained herein or in any loan document, or any representation to the Payee concerning the financial condition or credit standing of Maker, proves to be false or misleading in any material respect;

          (d) Maker suffering or permitting any person other than HIMF to acquire possession of any interest in, or any lien upon, any of the property, unless HIMF has given written consent thereto;

          (e) Maker's sale of all or substantially all of the assets of the business;

          (f) The filing of any petition by Maker under any provision of the Federal Bankruptcy Code or any state law relating to insolvency or the filing of any such petition against Maker; unless such petition and all proceedings thereunder are dismissed or stayed within sixty (60) days from the date of such filing; or the appointment of a trustee or receiver for all or any assets of Maker, unless such appointment is vacated, dismissed of stayed within sixty (60) days from the date of such appointment; or an adjudication that Maker is insolvent or bankrupt;

          (g) The liquidation, termination or dissolution of the Maker (unless it is solely for the purpose of changing Maker's organizational structure and the new entity assumes Maker's obligations under the Note);

          (h) A default by Maker under any obligation other than the Maker's obligations under the Hanifen Note, involving $25,000 or more, which is not the result of a good faith dispute or which is not cured within applicable cure period of such obligation;

     6. The failure by Payee to exercise any of the foregoing options upon the happening of one or more of the foregoing events shall not constitute a waiver of the right to exercise the same event or any other option at any subsequent time in respect of the same event or any other event. The acceptance of Payee of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of Payee, except as and to the extent otherwise provided by law.

     7. In the event of default, Maker hereby (i) agrees to pay Payee hereof upon demand, any and all reasonable costs, expenses and fees, including reasonable attorney's fees, incurred in the collection hereof or in enforcing the terms hereof, whether or not suit is commenced and in the event suit is brought to enforce payment hereof or to enforce the terms hereof, such costs, expenses and fees may be determined by a court sitting without a jury; (ii) expressly agrees that the acceptance by Payee of any performance which does not strictly comply with the terms of this Note shall not be deemed to be a waiver of any rights of Payee.

     8. For so long as this Note remains outstanding, Maker shall provide Payee within 30 days of the end of each of Maker's fiscal quarters financial statements for each such quarter.

     9. All amounts payable hereunder are payable in lawful money of the United States.

     10. The Note shall be governed by and construed according to the laws of the State of Colorado.

     11. No provision of this instrument shall require the payment or permit the collection of interest in excess of the maximum permitted by law over the term of the Note. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so, the provisions of this paragraph shall govern, and neither the Maker nor its successors and assigns shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law, and any such amounts so paid over the term of the Note shall, at the option of Payee, be applied against the principal balance of this Note due at maturity or rebate to Maker within thirty (30) days after final payment of this Note.

     12. Maker waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note (except as specifically provided for herein), and expressly agrees that this Note, or payment hereunder, may be extended from time to time, and consents to the acceptance of security or the release of any security for this Note, or the acceptance or release of any guarantor, surety or endorser hereof, all without in any way affecting the liability of Maker. No extension of time for the payment of this Note, or any installment hereof, made by agreement by Payee with any person now or hereafter liable for the payment of this Note shall affect the original liability under this Note of Maker, even if Maker is not a party to such agreement.

     13. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage paid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Payee:

                           Mr. Paul Siemann
                           405 S. Platte River Drive, Suite 3A
                           Denver, CO 80223
                           Telephone:  303-744-6389
                           Telecopier: 303-722-7698

                  (b)      if to Maker:

                           Siemann Educational Systems, Inc.
                           405 S. Platte River Drive, Suite 3A
                           Denver, CO 80223
                           Attn:  Mrs. Barbara Siemann, Secretary
                           Telephone: 303-295-7737
                           Telecopier 303-297-8422

     14. This Note may be assigned by the Payee without notice to the Maker.

     IN WITNESS WHEREOF, this Note has been duly executed this 24th day of March, 1998.

                                           SIEMANN EDUCATIONAL SYSTEMS, INC.



                                           By
                                               ---------------------------------
                                           Its
                                               ---------------------------------

       THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT
              HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER
      THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW
              AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF
          SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM
             UNDER SUCH ACT AND ANY SUCH LAWS THAT MAY BE APPLICABLE
                         AND ARE TRANSFERABLE ONLY UPON
                    THE CONDITIONS SPECIFIED IN THIS WARRANT.


                                                        Exercise Price: $100.00







                                     WARRANT

                            TO PURCHASE COMMON SHARES
                      OF SIEMANN EDUCATIONAL SYSTEMS, INC.








                                 March 24, 1998

       THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT
              HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER
      THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW
              AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF
          SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM
             UNDER SUCH ACT AND ANY SUCH LAWS THAT MAY BE APPLICABLE
                         AND ARE TRANSFERABLE ONLY UPON
                    THE CONDITIONS SPECIFIED IN THIS WARRANT.

                              Dated March 24, 1998

                                                        EXERCISE PRICE: $100.00

                                     WARRANT

                            TO PURCHASE COMMON SHARES
                      OF SIEMANN EDUCATIONAL SYSTEMS, INC.

     THIS IS TO CERTIFY that, for value received and subject to the provisions set forth in this Warrant,

                                 PAUL T. SIEMANN

or permitted assigns is entitled to purchase from Siemann Educational Systems, Inc. a Colorado Corporation (the "Company"), at any time during the Exercise Period (as hereinafter defined), 732,360 Common Shares, $0.10 par value per share, for an aggregate price (for all such shares of common stock, as adjusted) of $100.00 (the "Exercise Price"), all on and subject to the terms, provisions and conditions set forth in this Warrant.

     The additional terms and conditions that follow on the next 8 pages are incorporated in this Warrant as if fully set forth on this page. Capitalized terms shall have the meanings specified in paragraph 1 unless the context shall otherwise require.

     WITNESS the seal of the Company and the signatures of its duly authorized officers.

                                             Siemann Educational Systems, Inc.

 ATTEST:

-----------------------                      By:
Secretary                                       --------------------------------
                                                Its: President

SECTION 1                       EXERCISE OF WARRANT

     1.1 Exercise Procedure. Subject to the conditions set forth in this Warrant, this Warrant may be exercised in whole or in put during the Exercise Period, but in no event subsequent to the end of the Exercise Period, by the surrender of this Warrant (with the subscription form attached to this Warrant duly completed and executed) at the principal office if the Company at 405 S. Platte River Drive, Suite, 3A, Denver Colorado 90223, and upon payment of the applicable Exercise Price. Payment shall be made by funds immediately available.

     The right granted by this Warrant to acquire Shares shall expire at 5:00 p.m., Denver time, on March 25, 2003, and such right shall be wholly null and void to the extent this Warrant is not exercised before that time. The Company shall pay all reasonable expenses, taxes and other charges payable in connection with the preparation, execution and delivery of any certificates or other documents evidencing the Shares under this paragraph 1 regardless of the name or names on which such documents shall be registered.

SECTION 2        RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND
                 SHARES; COMPLIANCE WITH LAWS.

     2.1 In General. Neither this Warrant nor any Shares obtained upon exercise of this Warrant shall be Transferred except upon the conditions specified in this Warrant, which conditions are intended to insure compliance with the provisions of the Securities Act (or any similar federal statute at the time in effect) and any applicable state securities laws in respect of any such Transfer.

     2.2 Restrictive Legend. The Warrant and any Shares obtained upon exercise of this Warrant shall be represented by certificates, and, unless otherwise permitted by the provisions of this paragraph 2.2, shall be marked with a legend reading substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY SUCH LAWS THAT MAY BE APPLICABLE AND ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE WARRANT PURSUANT TO WHICH SUCH SECURITIES WERE ISSUED.

     If a registration statement covering this Warrant or any Shares obtained upon exercise of this Warrant shall become effective under the Securities Act and under any applicable state securities laws, or if the Company shall receive an opinion of counsel reasonably satisfactory to the Company (which shall include counsel to the Company and counsel to the original "Holder" of this Warrant) that, in the opinion of such counsel, such legend is not required (including, without limitation, because of the availability of an exemption afforded by Rule 144 under the Securities Act), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend or issue new Warrants or certificates without such legend. Upon the reasonable written request of a Holder, the Company shall forthwith request counsel to render an opinion with respect to the matters covered in this paragraph, and the Company shall pay all expenses in connection with such matters.

SECTION 3   PIGGYBACK REGISTRATION

     3.1 If at any time and from time to time the Company proposes to register any of its Shares or other securities under the Securities Act in connection with an underwritten public offering of such Shares or other securities, the Company shall promptly give notice to the Holders of its intention to do so. Upon the request of Holder, given within 10 days after receipt of any such notice from the Company, the Company shall, in each instance use its best efforts to cause such Holder's Warrants, Underlying Shares or Shares to be registered under the Securities Act and registered or qualified under any state securities law; provided, however, that the obligation to give such notice and to use such best efforts shall not apply to any registration (a) on Form S-8 (or any successor form), (b) in connection with dividend reinvestment plans, or (c) for the purpose of offering registered securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or capital stock of such entity or in connection with a merger, consolidation, combination or similar transaction with such entity. In connection with any underwritten offering of securities on behalf of the Company or any holders of the Company's securities, the Company shall not be required to include any Underlying Shares or Shares held by Holder unless such Holder agrees to reasonable and customary terms of the underwriting and the Company will include in such registration (a) first, securities offered to be sold by the Company and by any holder of demand registration rights exercising such rights, (b) second, the Warrants, Underlying Shares and Shares held by any Holder requesting piggyback registration rights or by Hanifen Imhoff Mezzanine Fund, L.P. ("Hanifen") pursuant to the Warrant dated March 24, 1998 (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering); and (c) third, any other securities requested to be included in such registration (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering). With respect to any securities included in a registration pursuant to clause (b) of the preceding sentence, the Holders requesting piggyback registration rights on the one hand, and Hanifen, on the other hand, shall be entitled to register an equal number of securities; provided, however, that any limitation placed on the number of securities that may be registered by Paul T. Siemann (because of his status as an insider, or otherwise) shall not adversely affect Hanifen. The Company will not grant any registration rights which conflict with the Holder's rights pursuant to this paragraph 3.

     3.2 Expenses. The Company shall, pay all Registration Expenses in connection with all registrations (which, for purposes of this paragraph 3.2, shall include any qualifications, notifications and exemptions) under paragraph 3.1.

SECTION 4  LOST, STOLEN WARRANTS, ETC.

     If this Warrant or any certificate evidencing Shares shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant or certificate of like date, tenor, and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant or certificate, or in lieu of the Warrant or certificate lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be deemed sufficient) of the loss, theft or destruction of such Warrant or certificate.

SECTION 5   MISCELLANEOUS

     5.1 Holder Not A Shareholder. Except as otherwise specifically provided in this Warrant, prior to the exercise of this Warrant no Holder shall be entitled to any of the rights of a shareholder of the Company except through ownership of Common Shares of the Company. 5.2 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be in writing and (a) shall be deemed to have been given or made one day after the date sent (i) if by the Company, by prepaid overnight delivery addressed to each Holder at its last known address appearing on the books of the Company maintained for such purpose, or (ii) if by Holder, by prepaid overnight delivery, addressed to the Company at the Company's address as set forth in paragraph 1.1 above; and (b) if given, by courier, confirmed telegram, or confirmed facsimile transmission shall be deemed to have been made or given when received. Each Holder and the Company may each designate a different address by notice to the other in the manner provided in this paragraph 5.2

     5.3 Successors and Assigns. This Warrant and the rights evidenced by such Warrant shall inure to the benefit of and be binding upon the successors and assigns of the Company and each Holder. The provisions of this Warrant are intended to be for the benefit of the Holder of this Warrant or the Shares obtained upon exercise of this Warrant and shall be enforceable by the Holders.

     5.4 Amendments. This Warrant may not be modified, supplemented, varied or amended except by an instrument in writing signed by the Company and the Majority Holders.

     5.5 Headings; Severability. The index and the descriptive headings of sections of this Warrant are provided solely for convenience of reference and shall not, for any purpose, be deemed a part of this Warrant. Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Warrant had been executed with the invalid portion eliminated. It is the intention of the Company and the Holders that they would have executed and accepted the remaining portion of this Warrant without including in such remaining portion any such part, parts or portion which may, for any reason, be hereafter declared invalid.

     5.6 Governing Law. This Warrant and all matters concerning this Warrant shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such state without regard to principles of conflicts of laws.

     5.7 Specific Performance. The Company acknowledges and agrees that the Holders would be damaged irreparably in the event any of the provisions of this Warrant are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Company agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically this Warrant and terms and provisions of this Warrant in any action instituted in any federal or state court in the United States having jurisdiction over the parties and the matter, in addition to any other remedy to which the Holder may be entitled, at law or in equity.

                              ELECTION TO PURCHASE


To Siemann Educational Systems, Inc:

     The undersigned registered holder of the Warrant attached to this election notice irrevocably exercises the Warrant, purchases pursuant to such exercise ________ Common Shares of the Company, makes payments of $_____________ for such Shares, and requests that the certificates for such Shares be issued in the name of the undersigned holder of its nominee and delivered to such holder at holder's address on the books of the Company.

By: Paul T. Siemann

By:
    --------------------------

Dated:
       -----------------------

                                   ASSIGNMENT

     FOR VALUE  RECEIVED,  the  undersigned  registered  holder  of the  Warrant attached to this assignment notice, sells, assigns and transfers unto _________________________________ the Warrant and all rights evidenced by such Warrant and does irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company.

By: Paul T. Siemann

By:
    --------------------------

Dated:
       -----------------------